As filed with the Securities and Exchange Commission on December 16, 2010
Registration No. 333-170972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5900 (Primary Standard Industrial Classification Code Number)	74-2540145 (I.R.S. Employer Identification Number)
1901 Capital Parkway, Austin, Texas 78746
(512) 314-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary
EZCORP, Inc.
1901 Capital Parkway, Austin, Texas 78746
(512) 314-3409
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
William R. Volk
Christopher G. Schmitt
Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100, Austin, Texas 78746-7568
(512) 542-8400
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 16, 2010
Prospectus
EZCORP
®
EZCORP, Inc.
2,000,000 Shares of Class A Non-Voting Common Stock
This prospectus relates to 2,000,000 shares of our Class A Non-Voting Common Stock that we may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by EZCORP or its subsidiaries.
We will determine the amount and type of consideration to be offered, and the other specific terms of each acquisition, following negotiation with the owners or controlling persons of the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our Class A Non-Voting Common Stock or a combination of Class A Non-Voting Common Stock, cash, notes or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with EZCORP or one of our subsidiaries. We expect that the shares of Class A Non-Voting Common Stock issued in connection with any of these transactions will be valued at a price reasonably related to the market value of our Class A Non-Voting Common Stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares or during some other negotiated period.
We will pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933.
Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.” On December 15, 2010, the last reported sale price for our Class A Non-Voting Common Stock on The NASDAQ Global Select Market was $27.46 per share.
Investing in our Class A Non-Voting Common Stock involves risk. You should carefully consider the “Risk Factors” beginning on page 2 in determining whether to accept our Class A Non-Voting Common Stock as all or part of the purchase price for our acquisition of your business, securities or other assets.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December          , 2010.

About this Prospectus
This prospectus is a part of a “shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission (referred to as the SEC). Under the shelf registration process, we may from time to time offer and issue up to 2,000,000 shares of our Class A Non-Voting Common Stock in connection with future acquisitions of other businesses, assets or securities. This prospectus provides a general description of the Class A Non-Voting Common Stock that we may offer and issue. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Before accepting shares of our Class A Non-Voting Common Stock as all or part of the purchase price for your business, securities or other assets, you should carefully review this prospectus, any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”
This prospectus incorporates important business and financial information about EZCORP that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus. Please direct your request for copies to:
Corporate Secretary, EZCORP, Inc.
Address — 1901 Capital Parkway, Austin, Texas 78746
Telephone — 512-314-2220
Email — Investor_Relations@ezcorp.com
To obtain timely delivery, you must request the information no later than five business days before the date that you must make your investment decision.
You should rely only on information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein or therein. We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein or therein, is accurate as of any date other than its respective date.

i

EZCORP, Inc.
EZCORP, Inc. is a leading pawn store operator and provider of specialty consumer financial services. We provide collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At our pawn stores, we also sell merchandise, primarily collateral forfeited from our pawn lending operations.
We operate more than 1,000 stores, including more than 500 pawn stores in the United States and Mexico and more than 500 short-term consumer loan stores in the United States and Canada. We also have significant investments in Albemarle & Bond Holdings PLC, one of the United Kingdom’s largest pawnbroking businesses with over 120 stores, and Cash Converters International Limited, which franchises and operates a worldwide network of over 500 stores that provide financial services and sell pre-owned merchandise.
EZCORP is a Delaware corporation headquartered in Austin, Texas. Our principal executive offices are located at 1901 Capital Parkway, Austin, Texas 78746, and our telephone number is 512-314-3400. We conduct our operations through wholly-owned subsidiaries, and unless otherwise specified, references in this prospectus to “EZCORP,” “we,” “us” or similar terms refer to EZCORP, Inc. and our consolidated subsidiaries.
Forward-Looking Statements
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (referred to as the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (referred to as the Exchange Act). We intend that all forward-looking statements be subject to the safe harbors created by these laws. All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. These statements are often, but not always, made with words or phrases like “may,” “should,” “could,” “will,” “predict,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projection,” and similar expressions. Such statements are only predictions of the outcome and timing of future events based on our current expectations and currently available information and, accordingly, are subject to substantial risks, uncertainties and assumptions. Actual results could differ materially from those expressed in the forward-looking statements due to a number of risks and uncertainties, many of which are beyond our control. In addition, we cannot predict all of the risks and uncertainties that could cause our actual results to differ from those expressed in the forward-looking statements. Accordingly, you should not regard any forward-looking statement as a representation that the expected results will be achieved. Important risk factors that could cause results or events to differ from current expectations are identified under “Risk Factors” below and in our SEC filings that are incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.
We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Risk Factors
There are many risks and uncertainties that may affect the operations, performance, development and results of our business. Many of these risks are beyond our control. The following is a description of the important risk factors that may affect our business. If any one or more of these risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our Class A Non-Voting Common Stock could decline, and you may lose all or part of your investment.
You should consider carefully these risks and the risks described in any documents incorporated by reference, including our most recent annual and quarterly reports, before you accept shares of our Class A Non-Voting Common Stock as all or part of the purchase price for your business, securities or assets.
Risks Related to Our Business
•	Changes in laws and regulations affecting our financial services and products could have a material adverse effect on our operations and financial performance.

Our financial products and services are subject to extensive regulation under various federal, state and local laws and regulations. There have been, and continue to be, legislative and regulatory efforts to regulate, prohibit or severely restrict some of the types of short-term financial services and products we offer, particularly payday loans and auto title loans.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, establishes a Bureau of Consumer Financial Protection, which will have the power to, among other things, regulate companies that offer or supply payday loans, pawn loans and other products and services that we offer. Until the bureau has become operational and begins to propose rules and regulations that apply to our activities, it is not possible to accurately predict what affect the bureau will have on our business. There can be no assurance that the bureau will not propose and enact rules or regulations that would have a material adverse effect on our operations and financial performance.

Adverse legislation could also be enacted in any state in which we operate. Recent legislative changes in Colorado and Wisconsin adversely affected our business in those states. The Colorado law, which became effective in August 2010, eliminated the traditional short-term payday loan product by requiring that payday loans have a minimum term of six months and an annual interest rate of no more than 45%. The Wisconsin law, which becomes effective January 1, 2011, limits the dollar amount of payday loans a customer can have outstanding at any one time, establishes statewide database reporting requirements, redefines payday loans to bring some installment loans within the definition and completely eliminates auto title loans. Although we decided to close or consolidate 11 of our 80 short-term consumer loan stores in those states, we are continuing to operate in the remaining stores with new or modified products that fit within the new regulatory frameworks and are evaluating the feasibility of additional product offerings to enhance our business in those stores. If we are unable to continue to operate profitably under the new laws in either or both of these states, or if adverse legislation is passed in other states, we may decide to close or consolidate additional stores, resulting in decreased revenues, earnings and assets. In particular, a bill has been proposed in Texas that, if enacted in its current form, would adversely affect our short-term consumer loan business in Texas. The next biennial session of the

Texas legislature begins in January 2011 (and is scheduled to adjourn in May 2011), and thus, it is not possible to say with any certainty what will happen with that bill or any other bill that may be introduced.

Many of the legislative and regulatory efforts that are adverse to the short-term consumer loan industry are the result of the negative characterization of the industry by some consumer advocacy groups and some media reports. We can give no assurance that there will not be further negative characterizations of our industry or that legislative or regulatory efforts to eliminate or restrict the availability of certain short-term loan products, including payday loans and auto title loans, will not be successful despite significant customer demand for such products. Such efforts, if successful, could have a material adverse effect on our operations or financial performance.

•	A significant or sudden decrease in gold values may have a material impact on our earnings and financial position.

Gold jewelry comprises a significant portion of the collateral security for our pawn loans and our total inventory, and gold scrapping accounts for a significant portion of our revenues and profit. Pawn service charges, sales proceeds and our ability to liquidate excess jewelry inventory at an acceptable margin are dependent upon gold values. The impact on our financial position and results of operations of a hypothetical decrease in gold values cannot be reasonably estimated because the market and competitive response to changes in gold values is not known; however, a significant decline in gold values could result in decreases in sales, sales margins and pawn service charge revenues.

•	A significant portion of our business is concentrated in Texas.

Over half of our short-term consumer loan stores and almost half of our domestic pawn stores are located in Texas, and those stores account for a significant portion of our revenues and profitability. The legislative, regulatory and general business environment in Texas has been, and continues to be, relatively favorable for our business activities. We have been successful in growing and expanding our businesses in areas outside Texas for the past several years, and we expect that our business in other areas (including Mexico and Canada) will continue to grow faster than our business in Texas. In the foreseeable future, however, a negative legislative or regulatory change in Texas could have a material adverse effect on our overall operations and financial performance.

•	A significant change in foreign currency exchange rates could have a material adverse impact on our earnings and financial position.

We have foreign operations in Mexico and Canada and equity investments in the United Kingdom and Australia. Our assets, investments in, earnings from and dividends from each of these must be translated to U.S. dollars from their respective functional currencies of the Mexican peso, Canadian dollar, British pound and Australian dollar. A significant weakening of any of these foreign currencies could result in lower assets and earnings in U.S. dollars, resulting in a material adverse impact on our financial position, results of operations and cash flows.

•	Prolonged periods of economic recession and unemployment could adversely affect our lending and retail businesses.

All of our businesses, like other businesses, are subject to fluctuations based on varying economic conditions. Economic conditions and general consumer confidence affect the demand for our retail products and the ability and willingness of our customers to utilize our loan products and services. Our signature loan products and services require the customer to have a verifiable recurring source of income. Consequently, we may experience reduced demand for our signature loan products during prolonged periods of high unemployment. Weakened economic conditions may also result in an increase in loan defaults and loan losses. Even in the current economic environment, we have been able to efficiently manage our bad debt through our underwriting and collection efforts. There can be no assurance that we will be able to sustain our current bad debt rates or that we will not experience increasing difficulty in collecting defaulted loans.

•	A significant portion of our short-term consumer loan revenues and profitability is dependent upon the ability and willingness of unaffiliated lenders to make loans to our customers.

In Texas, where over half of our short-term consumer loan stores are located, we do not make such loans to customers, but assist customers in arranging loans with unaffiliated lenders. Our short-term consumer loan business could be adversely affected if (a) we were to lose our current relationships with unaffiliated lenders and were unable to establish a relationship with another unaffiliated lender who was willing and able to make short-term loans to our Texas customers or (b) the unaffiliated lenders are unable to obtain capital or other sources of funding at appropriate rates.

•	Achievement of our growth objectives is dependent upon our ability to open and acquire new stores.

Our expansion strategy includes opening new stores and acquiring existing stores. The success of this strategy is subject to numerous factors that cannot be predicted or controlled, such as the availability of acceptable locations, the ability to obtain required government permits and licenses, the availability of attractive acquisition candidates and our ability to attract, train and retain qualified associates. Failure to achieve our expansion goals would adversely affect our prospects and future results of operations.

•	Changes in the business, regulatory or political climate in Mexico or Canada could affect our operations in those countries, which could adversely affect our growth plans.

Our growth plans include significant expansion in Mexico and Canada. Changes in the business, regulatory or political climate in either of those countries, or significant fluctuations in currency exchange rates, could affect our ability to expand or continue our operations there, which could have a material adverse impact on our prospects, results of operations and cash flows.

•	Drug related violence could adversely affect our operations and growth plans in Mexico.

To date, the drug related violence in Mexico has been most prevalent along the United States border and other areas where we do not have a significant presence, and has had little effect on our operations. If the violence were to spread to other areas of Mexico, where we have a greater presence, it could affect our ability to expand or continue our operations there, which could have a material adverse impact on our prospects, results of operations, cash flows and assets.

•	Fluctuations in our sales, pawn loan balances, sales margins, pawn redemption rates and loan default and collection rates could have a material adverse impact on our operating results.

We regularly experience fluctuations in a variety of operating metrics. Changes in any of these metrics, as might be caused by changes in the economic environment, competitive pressures, changes in customers’ tastes and preferences or a significant decrease in gold prices, could materially and adversely affect our profitability and ability to achieve our planned results of operations.

•	Changes in our liquidity and capital requirements or in banks’ abilities or willingness to lend to us could limit our ability to achieve our plans.

We require continued access to capital. A significant reduction in cash flows from operations or the availability of credit could materially and adversely affect our ability to achieve our planned growth and operating results. We currently have a credit agreement with a syndicate of banks. If one of those lenders is unable to provide funding in accordance with its commitment, our available credit could be reduced by the amount of that lender’s commitment.

•	Changes in competition from various sources could have a material adverse impact on our ability to achieve our plans.

We encounter significant competition from other pawn shops, cash advance companies, credit service organizations, online lenders, consumer finance companies and other forms of financial institutions and other retailers, many of which have significantly greater financial resources than we do. Significant increases in the number and size of competitors or other changes in the competitive influences could adversely affect our operations through a decrease in the number or quality of loan products and services we are able to provide or our ability to liquidate forfeited collateral at acceptable margins.

•	Infrastructure failures and breaches in data security could harm our business.

We depend on our information technology infrastructure to achieve our business objectives. If a problem, such as a computer virus, intentional disruption by a third party, natural disaster, telecommunications system failure or lost connectivity impairs our infrastructure, we may be unable to process transactions or otherwise carry on our business. An infrastructure disruption could damage our reputation and cause us to lose customers and revenue, result in the unintentional disclosure of company or customer information, and require us to incur significant expense to eliminate these problems and address related data security concerns.

•	One person beneficially owns all of our voting stock and controls the outcome of all matters requiring a vote of stockholders, which may influence the value of our publicly traded non-voting stock.

Phillip E. Cohen is the beneficial owner of all of our Class B Voting Common Stock and controls the outcome of all issues requiring a vote of stockholders. All of our publicly traded stock is non-voting stock. Consequently, stockholders other than Mr. Cohen have no vote with respect to the election of directors or any other matter requiring a vote of stockholders. This lack of voting rights may adversely affect the market value of the publicly-traded Class A Non-Voting Common Stock.

•	We may be subject to litigation proceedings that could harm our business.

Currently and from time to time, we are defendants in various legal and regulatory actions. While we cannot determine the ultimate outcome of these actions, we believe their resolution will not have a material adverse effect on our financial condition, results of operations or liquidity. However, litigation is subject to inherent uncertainties and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or an injunction prohibiting us from conducting our business as we currently do. If we were to receive an unfavorable ruling in a matter, our business and results of operations could be materially harmed.

•	We invest in companies for strategic reasons and may not realize a return on our investments.

We currently have significant investments in Albemarle & Bond Holdings PLC and Cash Converters International Limited, both of which are publicly traded companies based outside the United States. We have made these investments, and may in the future make additional investments in these or other companies, to further our strategic objectives. The success of these strategic investments is dependent on a variety of factors, including the business performance of the companies in which we invest and the market’s assessment of that performance. If the business performance of any of these companies suffers, then the value of our investment may decline. If we determine that an other-than-temporary decline in the fair value exists for one of our equity investments, we will be required to write down that investment to its fair value and recognize the related write-down as an investment loss. Furthermore, there can be no assurance that we will be able to dispose of some or all of an investment on favorable terms, should we decide to do so in the future. Any realized investment loss would adversely affect our results of operations.

•	We may incur property, casualty or other losses not covered by insurance.

We maintain a program of insurance coverage for various types of property, casualty and other risks. The types and amounts of insurance that we obtain vary from time to time, depending on availability, cost and our decisions with respect to risk retention. The policies are subject to deductibles and exclusions that result in our retention of a level of risk on a self-insurance basis. Losses not covered by insurance could be substantial and may increase our expenses, which could harm our results of operations and financial condition.

•	Our acquisitions, investments and other transactions could disrupt our ongoing business and harm our results of operations.

In pursuing our business strategy, we routinely conduct discussions, evaluate opportunities and enter into agreements regarding possible acquisitions, investments and other transactions. These transactions may involve significant challenges and risks, including risks that we may not realize the expected return on an acquisition or investment, that we may not be able to retain key personnel of an acquired business, or that we may experience difficulty in integrating acquired businesses into our business systems and processes. If we do enter into agreements with respect to acquisitions, investments or other transactions, we may fail to complete them due to inability to obtain required regulatory or other approvals or other factors. Furthermore, acquisitions, investments and other transactions require substantial management resources and have the potential to divert our attention from our existing business. These factors could harm our business and results of operations.

Risks Related to Our Class A Non-Voting Common Stock
•	Our stock price may be volatile, and you may not be able to sell your shares of our stock at or above the price at which those shares were valued when you acquired them.

The price of our Class A Non-Voting Common Stock fluctuates, which may result in losses for investors. From January 1, 2008 to December 15, 2010, the price of our Class A Non-Voting Common Stock, as reported by The NASQAQ Global Select Market, ranged from a low of $9.50 per share to a high of $28.27 per share. We expect our Class A Non-Voting Common Stock to continue to be subject to fluctuations as a result of a variety of factors, some of which are beyond our control. These factors include:

•	The overall performance of our business, which is subject to the risks described above, among others;

•	Changes in financial estimates by securities analysts;

•	Changes in market valuations of comparable companies;

•	Additions or departures of key personnel; or

•	Future sales of our Class A Non-Voting Common Stock.
We may fail to meet expectations of our stockholders or of securities analysts at some time in the future, and our Class A Non-Voting Common Stock price could decline as a result.

•	The price of our Class A Non-Voting Common Stock may be adversely affected by the issuance and sale of our Class A Non-Voting Common Stock or by the perception that such issuances and sales may occur.

We cannot predict the size of future issuances or sales of our Class A Non-Voting Common Stock, including issuances of stock in connection with acquisitions of businesses, assets or securities and sales by the persons receiving such stock, or the effect that such issuances or sales may have on the market price for our Class A Non-Voting Common Stock. The issuance and sale of substantial amounts of Class A Non-Voting Common Stock or the announcement that such issuances and sales may occur, could adversely affect the market price of our Class A Non-Voting Common Stock.

The shares of Class A Non-Voting Common Stock that are issued in connection with acquisitions of other businesses, assets or securities, as described in this prospectus, generally will be freely transferable when issued, and the persons who receive shares in those transactions generally will be able to sell those shares at any time after the closing of the transaction. Sales of a large number of shares in a short period of time could have the effect of depressing the market price for our Class A Non-Voting Common Stock.

EZCORP’s Acquisition Program; Plan of Distribution
This prospectus relates to 2,000,000 shares of our Class A Non-Voting Common Stock that we may offer and issue from time to time in connection with acquisitions of other businesses, assets or securities. We are actively looking for acquisition opportunities in the U.S. pawn industry. We may also consider acquisitions of short-term consumer loan or other cash advance businesses or other types of businesses that we believe to be related to or complementary to our core pawn and short-term consumer loan businesses.
We typically structure an acquisition of a pawn store or a chain of pawn stores as an asset purchase, but we may structure business acquisitions in a variety of ways, including acquiring assets, acquiring stock or other equity interests, or merging the acquired business with EZCORP or one of our subsidiaries.
The consideration for any acquisition may consist of shares of our Class A Non-Voting Common Stock or a combination of Class A Non-Voting Common Stock, cash, notes or assumption of liabilities. We expect that the shares of Class A Non-Voting Common Stock issued in connection with any transaction will be valued at a price reasonably related to the market value of our Class A Non-Voting Common Stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares or during some other negotiated period. We will determine the amount and type of consideration to be offered, and the other specific terms of each acquisition, following negotiation with the owners or controlling persons of the businesses to be acquired.
This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.
We will pay all expenses of any offerings under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act.
Description of Capital Stock
The following is a description of the principal characteristics of our Class A Non-Voting Common Stock based on the terms and provisions of our Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Act.
Authorized and Outstanding Capital Stock — We are authorized to issue 54,000,000 shares of Class A Non-Voting Common Stock, par value $0.01 per share, and 3,000,000 shares of Class B Voting Common Stock, par value $0.01 per share. As of December 15, 2010, there were 46,952,495 shares of Class A Non-Voting Common Stock and 2,970,171 shares of Class B Voting Common Stock issued and outstanding.
Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.” Shares of the Class B Voting Common Stock are not publicly traded, and all outstanding shares of Class B Voting Common Stock are held by a single stockholder, MS Pawn Limited Partnership, an entity controlled by Phillip E. Cohen. Each share of Class B Voting Common Stock is convertible, at the option of the holder, into a share of Class A Non-Voting Common Stock.

Preemptive Rights — Holders of Class A Non-Voting Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of shares of Class A Non-Voting Common Stock.
Voting Rights — Under the terms of our Certificate of Incorporation, the shares of Class A Non-Voting Common Stock have no voting rights. All of the voting rights are assigned to the Class B Voting Common Stock. Consequently, as a holder of Class A Non-Voting Common Stock, you will not have any right to elect directors or to vote on any other matter that requires a vote of the Company’s stockholders.
Stockholder Meetings — Even though the Class A Non-Voting Common Stock has no voting rights, the Company holds an annual meeting of stockholders. All holders of Class A Non-Voting Common Stock receive notice of the annual meetings of stockholders, where they are given the opportunity to discuss with management the Company’s performance and plans.
Fully Paid — All outstanding shares of Class A Non-Voting Common Stock are fully paid and non-assessable. Any additional Class A Non-Voting Common Stock we offer under this prospectus and issue will also be fully paid and non-assessable.
Dividends — Under our Certificate of Incorporation, all shares of our common stock, whether Class A Non-Voting Common Stock or Class B Voting Common Stock, share dividends pro rata, if, as and when declared by the Board of Directors out of funds legally available therefor. Our Board of Directors has not declared or paid any cash dividends on our common stock since our fiscal year ended September 30, 2000, and we do not anticipate paying any cash dividends in the immediate future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors.
Liquidation, Dissolution and Winding Up — Upon liquidation, dissolution or winding up of our affairs, the holders of the Class A Non-Voting Common Stock and the holders of the Class B Voting Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.
Legal Matters
The validity of the Class A Non-Voting Common Stock offered hereby has been passed upon by Vinson & Elkins L.L.P., Austin, Texas, counsel to EZCORP.
Experts
The consolidated financial statements and financial statement schedule of EZCORP, Inc. appearing in our Annual Report on Form 10-K for the year ended September 30, 2010, and the effectiveness of our internal control over financial reporting as of September 30, 2010, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information
We file reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also are available at the Internet website maintained by the SEC at www.sec.gov.
Incorporation of Documents by Reference
THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended September 30, 2010;

•	Current Reports on Form 8-K filed with the SEC on October 4, 2010; October 12, 2010; November 1, 2010; and November 3, 2010; and

•	The description of our Class A Non-Voting Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 24, 1991, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date of this prospectus and prior to the end of the offering of the Class A Non-Voting Common Stock. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report or in a particular prospectus supplement.
You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference may be available on our website at www.ezcorp.com, and are available without charge, excluding exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by making a request at:

EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Corporate Secretary
Telephone — 512-314-3400
Email — Investor_Relations@ezcorp.com
THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20 — Indemnification of Directors and Officers
Article Eighth of the Company’s Amended Certificate of Incorporation provides that the Company shall indemnify its present or former directors and officers, and may indemnify any employee or agent of the Company, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify each of its present and former directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) to which such person is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, so long as (a) such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, or (b) such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein; provided, however, that in the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, indemnification is generally limited to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and is not available with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 of the DGCL expressly provides that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145 of the DGCL also gives the Company the power to purchase and maintain insurance on behalf of any of its present or former directors, officers, employees or agents, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, and the Company maintains directors and officers insurance policies for the benefit of its directors, officers and employees.
The preceding discussion of the Company’s Amended Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the Company’s Amended Certificate of Incorporation and Section 145 of the DGCL.

Item 21 — Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description

4.1	Amended Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on September 26, 2008, Commission File No. 33-153703)

4.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, Commission File No. 0-19424)

4.3	Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

5.1†	Opinion of legal counsel

23.1*	Consent of independent registered public accounting firm

23.2†	Consent of legal counsel (included in Exhibit 5.1)

24.1†	Power of attorney (set forth on signature page of the Registration Statement filed on December 3, 2010)

*	Filed herewith

†	Previously filed

(b)	Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.
Item 22 — Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 16, 2010.

EZCORP, INC.
By:	/s/ Paul E. Rothamel
Paul E. Rothamel,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sterling B. Brinkley*	Chairman of the Board	December 16, 2010
Sterling B. Brinkley

/s/ Paul E. Rothamel* Paul E. Rothamel	President and Chief Executive Officer and Director	December 16, 2010
(principal executive officer)

/s/ Stephen A. Stamp* Stephen A. Stamp	Senior Vice President and Chief Financial Officer	December 16, 2010
(principal financial officer)

/s/ Daniel M. Chism* Daniel M. Chism	Vice President and Chief Accounting Officer	December 16, 2010
(principal accounting officer)

Signature	Title	Date

/s/ Joseph J. Beal* Joseph J. Beal	Director	December 16, 2010

/s/ Pablo Lagos Espinosa* Pablo Lagos Espinosa	Director	December 16, 2010

/s/ William C. Love* William C. Love	Director	December 16, 2010

/s/ Thomas C. Roberts* Thomas C. Roberts	Director	December 16, 2010

/s/ Richard D. Sage* Richard D. Sage	Director	December 16, 2010

* By:	/s/ Thomas H. Welch, Jr. Thomas H. Welch, Jr.
Attorney-in fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on September 26, 2008, Commission File No. 33-153703)

4.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, Commission File No. 0-19424)

4.3	Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

5.1†	Opinion of legal counsel

23.1*	Consent of independent registered public accounting firm

23.2†	Consent of legal counsel (included in Exhibit 5.1)

24.1†	Power of attorney (set forth on signature page of the Registration Statement filed on December 3, 2010)

*	Filed herewith

†	Previously filed